Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS AGREEMENT, made and entered into as of this 8th day of December, 2008 by and between Stanley Fronczkowski (hereinafter referred to as Fronczkowski) on the one hand, and Strategic Diagnostics Inc.,  a Delaware corporation, together with each and every one of SDI’s predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates, assigns, directors, officers, employees and agents, whether named herein or otherwise, on the other hand (hereinafter collectively referred to as “SDI” or “the Company”).

WITNESETH:

WHEREAS, Fronczkowski is employed by SDI and will be released from employment effective April 23, 2009;

WHEREAS, Fronczkowski and SDI desire to settle fully and finally all differences between them, including, but not limited to, all claims which might arise out of Fronczkowski’s employment with the Company and the separation there from;

NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises herein set forth and intending to be legally bound, the parties hereto agree as follows:

1.
This Separation Agreement and General Release (hereinafter “Agreement and Release”) is not to be construed as an admission by the Company of any violation of any federal, state, or local statute, ordinance or regulation or of any duty owed by the Company to Fronczkowski.  SDI specifically denies any such violations.

2.
In consideration for the promises and benefits set forth herein, Fronczkowski (for himself and all dependents, heirs, executors, administrators, legal representatives, assigns and/or any others who have or may have a claim by or through him) hereby irrevocably releases and discharges the Company from any and all suits, causes of action, claims, demands, charges, complaints, obligations and/or actions of any sort whatsoever, whether in law or equity, direct or indirect, which Fronczkowski  ever had, now has, or hereinafter may have against SDI, from the beginning of his employment with SDI up to and including the date of this Agreement and Release, including but not limited to any and all claims relating to or in any way arising out of any aspect of Fronczkowski’s employment relationship and/or his separation from employment with SDI.  This Agreement and Release specifically includes, but is not limited to, any and all claims for wrongful discharge, constructive discharge, breach of contract (whether express or implied), claims for employee benefits and any and all forms of employment discrimination in violation of any federal, state or local statute, ordinance, executive order, or common law doctrine (including but not limited to claims for discrimination on the basis of race, color, religion, sex, national origin, age and/or mental or physical disability, whether asserted under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, The Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq, The Rehabilitation Act of 1972, as amended, 29 U.S.C. Section 701, et seq, The Americans With Disabilities Act (ADA),

42 U.S.C. Section 12101, et seq, and/or under any other applicable federal, state or local anti-discrimination law), any and all suits in tort (including but not limited to, any claims for misrepresentation, defamation, wrongful termination, interference with contract or with prospective economic advantage, tortuous infliction of emotional distress and/or negligence) as well as any and all claims for additional compensation or damages of whatsoever kind arising in connection with Fronczkowski’s employment relationship and/or separation from employment with the Company.  In addition, this Agreement and Release specifically includes all claims for costs and/or attorney’s fees, if any, incurred by Fronczkowski in connection with any aspect of his employment relationship and/or his separation from employment with the Company.  Notwithstanding anything stated above, Fronczkowski shall be free to make a claim for unemployment benefits from any state agency he deems to have jurisdiction to award them, and SDI will not oppose any such claim on the basis that Fronczkowski ceased employment with SDI voluntarily, or on any other basis, and it is agreed between the parties to this Agreement and Release that Fronczkowski shall be deemed to have been involuntarily terminated.

3.
Fronczkowski understands that this Agreement and Release extends to all of the aforementioned actions, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential material term of this Agreement and Release.

4.	Fronczkowski further understands that in consideration for the promises and benefits set forth herein, Fronczkowski agrees to execute the General Release set forth on Exhibit A attached hereto.

5.
Fronczkowski agrees that during his employment with SDI he gained access to certain confidential information.  Fronczkowski agrees that, without prior written consent of an officer of the Company, he will not disclose or use for his own direct or indirect benefit or the direct or indirect benefit of a third party, and will use his best efforts to maintain the confidentiality of, all confidential information that he acquired because of his employment.  “Confidential information” means any information that the Company treats as confidential, including but not limited to information relating to research, processes, inventions, products, methods, computer codes or instructions, software documentation, equipment, costs, customer lists, training methods and techniques, business studies, business procedures and finances, and any other materials that have not been made available to the general public.  (Failure of the company to have marked any of the confidential information as confidential or proprietary will not affect its status as confidential information under the terms of this Agreement and Release).  Fronczkowski further warrants that he has returned to the company offices any documents, records, manuals, guides, notebooks, files, correspondences, reports, memoranda, computer tapes, computer disc, or similar materials of or containing information of the type identified above.  Fronczkowski further warrants that he has returned, and has not retained, any copies of the foregoing.  Such confidential information does not include information that is or becomes generally available to the public (other than as a result of disclosure by Fronczkowski).

6.
In consideration of, and as a condition precedent to the effectiveness of, Fronczkowski generally releasing the Company in accordance with the terms of this Agreement and Release (including the General Release set forth on Exhibit A attached hereto) and the other promises of the Company set forth herein, Fronczkowski agrees to the following:

(a)	Fronczkowski will continue in his current role as CFO receiving his current salary, bonus and benefits level through April 3, 2009 and will assist in the transition to a new CFO.

(b)
In addition to the guarantee set forth in paragraph 6(a), SDI will pay Fronczkowski the gross separation amount of $102,500 minus all required tax withholdings and other deductions authorized by Fronczkowski, representing six (6) months salary, which amount shall be paid in accordance with the Company’s regular payroll practices, commencing within thirty (30) days following Fronczkowski’s termination of employment.  A signed copy of this Agreement and Release must be submitted to David Schlecker, Director of Human Resources no later than the date specified in paragraph 11.

(c)
SDI will continue Fronczkowski’s medical, dental insurance policy, and use of the Employee Assistance Program (EAP) until October 31, 2009. After October 31, 2009 all insurance coverage paid for by SDI for Fronczkowski will be discontinued.  Fronczkowski will be notified of his rights under COBRA for continued coverage at his cost by SDI’s third party administrator.

(d)
Fronczkowski will receive the earned (based on meeting individual and company goals) portion of the 2008 Annual Incentive Program (or AIP bonus program) award, based on SDI and individual performance the payout will be $25,000.

(e)
In accordance with Fronczkowski’s offer letter dated January 3, 2007, Fronczkowski will vest in 9,000 shares of restricted stock and 20,000 stock options on January 15, 2009 (i.e., upon completion of his second year of employment with the Company).  In accordance with the terms of the Offer Letter, the final one-third of the restricted stock and options awarded pursuant to Fronczkowski’s Offer Letter will not vest because Fronczkowski’s employment will terminate prior to the third anniversary of his employment with the Company).

(f)
Based on your LTIP award for 2007 you will receive your 2,367 shares of restricted stock and 4,928 options as long as you remain with SDI through February 26, 2009.  The remaining shares and options will not be awarded as you will have left SDI’s employment prior to the vesting date in 2010.

(g)
Fronczkowski’s employment relationship with SDI will be permanently and irrevocably severed and that SDI has no obligation contractual or otherwise, to hire, rehire or re-employ him in the future and he agrees not to seek re-employment with SDI.

(h)
SDI will provide up to $20,000 worth of outplacement services to Fronczkowski.  Fronczkowski may select the program of his choice and SDI will pay that organization no more than the amount mentioned in this paragraph towards outplacement services.  Provision of outplacement services must be completed by the end of the second calendar year following the year in which Fronczkowski’s employment terminates.

(i)	SDI will pay Fronczkowski for accrued and unused vacation on within twenty-one (21) days of Fronczkowski’s termination of employment.

7.	(a)
Compensation payments under this Agreement and Release are intended to be paid upon an involuntary termination of Fronczkowski’s employment and within the “short-term deferral” and “separation pay” exceptions under Treasury Regulations Sections 1.409A-1(b)(4) and (b)(9), respectively.  To the extent any such payments cannot be paid within the foregoing exceptions, such payments shall be paid on fixed dates in accordance with the Company’s normal payroll practices in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  This Agreement and Release shall be interpreted to avoid any penalty sanctions under Section 409A of the Code.  If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  For purposes of Section 409A of the Code, all payments to be made upon a termination of employment under this Agreement and Release may only be made upon a “separation from service” within the meaning of such term under Section 409A of the Code, each payment made under this Agreement and Release shall be treated as a separate payment and the right to a series of installment payments under this Agreement and Release is to be treated as a right to a series of separate payments.  In no event shall the Fronczkowski, directly or indirectly, designate the calendar year of payment.

(b)
Notwithstanding any provision to the contrary in this Agreement and Release, if on the date of Fronczkowsi’s termination of employment, Fronczkowsi is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined by the Board (or its delegate) in its sole discretion in accordance with its “specified employee” determination policy, then all cash severance payments payable to Fronczkowsi under this Agreement and Release that are deemed as deferred compensation subject to the requirements of Section 409A of the Code shall be postponed for a period of 6 months following Fronczkowsi’s “separation from service” with the Company (or any successor thereto).  The postponed amounts shall be paid to Fronczkowsi in a lump sum within thirty (30) days after the date that is six (6) months following Fronczkowsi’s “separation from service” with the Company (or any successor thereto).  If Fronczkowsi dies during such six (6) month period and prior to payment of the postponed cash amounts hereunder, the amounts delayed on account of Section 409A of the Code shall be paid to the personal representative of Fronczkowsi’s estate within thirty (30) days after Executive’s death.

(c)
All reimbursements and in-kind benefits provided under this Agreement and Release shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Fronczkowsi’s lifetime (or during a shorter period of time specified in this Agreement and Release), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.”

8.
Fronczkowski and SDI mutually and specifically agree not to directly or indirectly make or cause to be made to anyone or to any organization any statements, orally or in writing, criticizing or disparaging either party or that are adverse to their respective reputations and further agree not to engage in any conduct which is intended to harm either party’s reputation.

9.
Fronczkowski shall, upon the completion of his employment, return to SDI all property belonging to the Company which is in his possession or control, including but not limited to, printer, cellular telephone, keys, credit cards, reference materials, forms, reports, customer lists, price lists and documents of whatsoever kind, and all copies of any such documents.  Should SDI’s It department be able to remove all SDI information and system integration from the laptop and cell phone they have issued to Fronczkowski, Fronczkowski will be able keep the laptop, cell phone and cell phone number for his personal use and no cost to himself.

10.
Fronczkowski hereby acknowledges that, in return for executing this Agreement and Release, he is receiving consideration that, which he would not otherwise be entitled.  Fronczkowski is acting on his own free will and that he fully understands all of the provisions and effects of this Agreement and Release.  In addition, Fronczkowski hereby acknowledges that neither SDI not any of its agents, representatives or attorneys have made any representations concerning the terms of this Agreement and Release other than those contained herein.

11.	(a)	Neither this Agreement and Release nor any term hereof may be orally changed, waived, discharged or terminated, except by a written agreement between the parties hereto.

(b)	All terms and provision of this Agreement and Release shall be binding upon, inure to the benefit of and be enforceable by the legal representatives, successors and assigns of the parties.

(c)	This Agreement and Release shall be governed by the laws of the State of Delaware and the terms of the Agreement and Release are contractual and not a mere recital.

12.	Fronczkowski hereby certifies that:

(a)	he has read the terms of this Agreement and Release;

(b)	he has been informed by this document that he should discuss this Agreement and Release with an attorney of his own choice;

(c)	he understands its terms and effects;

(d)	he has the intention of releasing all claims recited herein in exchange for the consideration described herein, which he acknowledges as adequate and satisfactory to him; and

(e)
neither SDI nor any of its agents, representatives or attorneys have made any representations to Fronczkowski concerning the terms or effects of this Agreement and Release other than those contained herein.

13.
Fronczkowski acknowledges that he has been informed that he has the right to consider this Agreement and Release for a period of twenty-one (21) days prior to entering into this Agreement and Release, and that he has had such a period.   Further, he acknowledges that he has the right to revoke this Agreement and Release within seven (7) days of its execution by giving written notice of such revocation by hand delivery or fax within said seven (7) day period to SDI Attention:  David Schlecker, Director of Human Resources and that if he does this Agreement and Release shall be null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Release the day and year first above written.

By:  _______________________________________________________
         Stanley Fronczkowski

Date:_______________________________________________________

Witness:____________________________________________________

By:   _______________________________________________________
         Strategic Diagnostics Inc.

EXHIBIT A

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT is made and entered into as of this 3rd day of April, 2009 by and between Fronczkowski on the one hand, and SDI on the other hand.

WHEREAS, Fronczkowski and SDI are a party to the Separation Agreement and General Release dated November 10, 2008 (the “Agreement and Release”);

WHEREAS, the Agreement and Release provides for certain severance benefits as consideration for Fronczkowski executing the Agreement and Release, and this General Release Agreement, dated as of the date hereof (the “General Release Agreement”);

WHEREAS, in connection with Fronczkowski’s termination of employment on April 3, 2009, Fronczkowski and SDI desire to settle fully and finally all differences between them, including, but not limited to, all claims which might arise out of Fronczkowski’s employment with the Company and the separation there from;

WHEREAS, the capitalized terms used but not defined in this General Release Agreement shall have the meanings ascribed to them in the Agreement and Release;

NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises herein set forth and intending to be legally bound, the parties hereto agree as follows:

1.
In consideration for the promises and benefits set forth in paragraph 6 of the Agreement and Release to which this General Release Agreement is attached, Fronczkowski (for himself and all dependents, heirs, executors, administrators, legal representatives, assigns and/or any others who have or may have a claim by or through him) hereby irrevocably releases and discharges the Company from any and all suits, causes of action, claims, demands, charges, complaints, obligations and/or actions of any sort whatsoever, whether in law or equity, direct or indirect, which Fronczkowski  ever had, now has, or hereinafter may have against SDI, from the beginning of his employment with SDI up to and including the date of this General Release Agreement, including but not limited to any and all claims relating to or in any way arising out of any aspect of Fronczkowski’s employment relationship and/or his separation from employment with SDI.  This General Release Agreement specifically includes, but is not limited to, any and all claims for wrongful discharge, constructive discharge, breach of contract (whether express or implied), claims for employee benefits and any and all forms of employment discrimination in violation of any federal, state or local statute, ordinance, executive order, or common law doctrine (including but not limited to claims for discrimination on the basis of race, color, religion, sex, national origin, age and/or mental or physical disability, whether asserted under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, The Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq, The Rehabilitation Act of 1972, as amended, 29 U.S.C. Section 701, et seq, The Americans With Disabilities Act (ADA), 42 U.S.C.

Section 12101, et  seq, and/or under any other applicable federal, state or local anti-discrimination law), any and all suits in tort (including but not limited to, any claims for misrepresentation, defamation, wrongful termination, interference with contract or with prospective economic advantage, tortuous infliction of emotional distress and/or negligence) as well as any and all claims for additional compensation or damages of whatsoever kind arising in connection with Fronczkowski’s employment relationship and/or separation from employment with the Company.  In addition, this General Release Agreement specifically includes all claims for costs and/or attorney’s fees, if any, incurred by Fronczkowski in connection with any aspect of his employment relationship and/or his separation from employment with the Company.  Notwithstanding anything stated above, Fronczkowski shall be free to make a claim for unemployment benefits from any state agency he deems to have jurisdiction to award them, and SDI will not oppose any such claim on the basis that Fronczkowski ceased employment with SDI voluntarily, or on any other basis, and it is agreed between the parties to this General Release Agreement that Fronczkowski shall be deemed to have been involuntarily terminated.

2.
Fronczkowski understands that this General Release Agreement extends to all of the aforementioned actions, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential material term of this General Release Agreement.

3.
Fronczkowski hereby acknowledges that, in return for executing this General Release Agreement, he is receiving consideration that, which he would not otherwise be entitled.  Fronczkowski is acting on his own free will and that he fully understands all of the provisions and effects of this General Release Agreement.  In addition, Fronczkowski hereby acknowledges that neither SDI not any of its agents, representatives or attorneys have made any representations concerning the terms of this General Release Agreement other than those contained herein.

4.	Neither this General Release Agreement nor any term hereof may be orally changed, waived, discharged or terminated, except by a written agreement between the parties hereto.

5.	All terms and provision of this General Release Agreement shall be binding upon, inure to the benefit of and be enforceable by the legal representatives, successors and assigns of the parties.

6.	This General Release Agreement shall be governed by the laws of the State of Delaware and the terms of the General Release Agreement are contractual and not a mere recital.

7.	Fronczkowski hereby certifies that:

(a)	he has read the terms of this General Release Agreement;

(b)	he has been informed by this document that he should discuss this General Release Agreement with an attorney of his own choice;

(c)	he understands its terms and effects;

(d)	he has the intention of releasing all claims recited herein in exchange for the consideration described herein, which he acknowledges as adequate and satisfactory to him; and

(e)
neither SDI nor any of its agents, representatives or attorneys have made any representations to Fronczkowski concerning the terms or effects of this General Release Agreement other than those contained herein.

8.
Fronczkowski acknowledges that he has been informed that he has the right to consider this General Release Agreement for a period of twenty-one (21) days prior to entering into this General Release Agreement.  The end of the consideration period is April 24, 2009.   If Fronczkowski wishes to accept the terms of this General Release Agreement, it must be received by SDI by close of business on April 24, 2009.  Further, he acknowledges that he has the right to revoke this General Release Agreement within seven (7) days of its execution by giving written notice of such revocation by hand delivery or fax within said seven (7) day period to SDI Attention:  David Schlecker, Director of Human Resources, and that if he does, this General Release Agreement shall be null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this General Release Agreement the day and year first above written.

By:  _______________________________________________________
         Stanley Fronczkowski

Date:_______________________________________________________

Witness:____________________________________________________

By:   _______________________________________________________
         Strategic Diagnostics Inc.